UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2023
IRADIMED CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL	32708
(Address of principal executive offices)	(Zip Code)

(407) 677-8022
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.0001	IRMD	NASDAQ Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2023, iRadimed Corporation (the “Company”) entered into a reinstatement and amendment (the “Reinstatement”) to the previously announced sale and purchase agreement with O Property, Ltd., a Florida limited partnership (the “Purchase Agreement”) dated as of November 1, 2022, pursuant to which the parties agreed to consummate a sale of real property located in Orange County, Florida. Pursuant to the terms of the Reinstatement, the parties consummated the sale of approximately 26.518 acres of land to the Company for a purchase price of $6,200,000.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Reinstatement and Amendment to Sale and Purchase Agreement, dated as of February 2, 2023, between O Property, Ltd., as Seller and Iradimed Corporation, the Purchaser.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 3, 2023	IRADIMED CORPORATION

	By:	/s/John Glenn
	Name:	John Glenn
	Title:	Chief Financial Officer